Exhibit 99.1

Jaco Electronics Receives Notices of Failure to Comply with Nasdaq Global Market Listing Standards

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--September 21, 2009--Jaco Electronics, Inc. (Nasdaq: JACO), a global distributor and integrator of customized flat panel display solutions (LCD), today announced that on September 15, 2009 it received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) advising it that Jaco’s common stock is subject to delisting from the Nasdaq Global Market, as the Company is not in compliance with the continued listing standards as set forth by Nasdaq Marketplace Listing Rules 5450(b)(2)(C) or 5450(b)(3)(C) (the “Minimum MVPHS Rules”), which require that a Nasdaq Global Market listed company maintain a minimum market value of publicly held shares of $15 million. In addition, in a separate notice dated September 15, 2009, NASDAQ advised the Company that it was not in compliance with the $1.00 minimum closing bid price requirement (the “Minimum Bid Price Rule”) as set forth in Nasdaq Marketplace Rule 4450(a)(5). Such letters are standard procedure when a company is not in compliance with Nasdaq continued listing requirements.

Jaco has 90 days to regain compliance with the Minimum MVPHS Rules and 180 days to regain compliance with the Minimum Bid Price Rule. The Company is evaluating what actions, if any, it will take in response to the notices it received from NASDAQ. There can be no assurance that the Company will not be delisted from the Nasdaq Global Market.

About Jaco Electronics

Jaco is a leading distributor and integrator of display (LCD) and embedded computer solutions and related components. The Company operates an in-house display integration center housing its engineering and manufacturing staff and operations. The integration center allows Jaco to provide customers with unique, value-added solutions and a “one-stop” source for their display and integration requirements. For more information, please visit www.jacoelectronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations; (vi) volatility in the pricing of components; (vii) disruptions in transportation of our products by third party carriers; (viii) potential warranty and/or product liability risks inherent in the products we sell; and (ix) our dependence on the continued service of key members of our management and technical personnel.

CONTACT:
Jaco Electronics, Inc.
Jeffrey D. Gash, 631-273-5500
Chief Financial Officer
jgash@jacoelect.com
OR
Jaffoni & Collins Incorporated
Joseph N. Jaffoni/Robert L. Rinderman, 212-835-8500
jaco@jcir.com